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                           Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 30, 1999 in the Registration Statement (Form SB-2 No. 33-_) and the related Prospectus of Perficient, Inc. for the registration of 1,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas
May 11, 1999